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Exhibit 3.20

        LIBRO NUMERO SEIS DE ACTAS Y POLIZAS.

        ACTA NUMERO OCHO MIL SEISCIENTOS SETENTA.

        En la Ciudad de México, Distrito Federal, a veintitrés de diciembre de dos mil tres.

        Yo, Licenciado JUAN MARTIN ALVAREZ MORENO, Titular de la Correduría Pública número Cuarenta y Seis del Distrito Federal, hago constar:

        Que en esta fecha comparece ante mí el señor Licenciado JOSE MANUEL MUÑOZ ARTEAGA, quien me solicita certifique la agrupación de los estatutos sociales de "TMM LOGISTICS", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, acto que realizo en los términos siguientes:

ANTECEDENTES:

        I.- Cuarto testimonio de la escritura pública número veintiocho mil ciento cincuenta, de fecha diez de julio de mil novecientos noventa, otorgada ante la fe del licenciado Miguel Limón Díaz, Notario Público número Noventa y Siete del Distrito Federal, cuyo primer testimonio quedó inscrito en el Registro Público de Comercio de esta ciudad, en el folio mercantil número ciento treinta y ocho mil sesenta y siete, el día dieciocho de enero de mil novecientos noventa y uno, se constituyó la sociedad denominada "SERVICIOS DE INSPECCION Y MANTENIMIENTO DE CONTENEDORES (SERIMAC)", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, con cláusula de exclusión de extranjeros, domicilio en la Ciudad de México, Distrito Federal, duración de noventa y nueve años, capital mínimo fijo no sujeto a retiro de Quinientos Millones de Pesos (actualmente Quinientos Mil Pesos) Moneda Nacional, y variable ilimitado, teniendo por objeto social preponderante la construcción, reparación, servicio, mantenimiento y reacondicionamiento de todo tipo de contenedores y plataformas, tanto en la República Mexicana como en el Extranjero, por cuenta propia o ajena.

        II.- Mediante escritura pública número treinta y cuatro mil trescientos dos, de fecha veinte de octubre de mil novecientos noventa y ocho, otorgada ante la fe del mismo Notario Público que la anterior, cuyo primer testimonio quedó inscrito en el Registro Público de Comercio del Distrito Federal, bajo el mismo número de folio mercantil que la anterior, el día once de noviembre de mil novecientos noventa y ocho, se protocolizó el acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "SERVICIOS DE INSPECCION Y MANTENIMIENTO DE CONTENEDORES (SERIMAC)", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el día veintisiete de febrero de mil novecientos noventa y ocho, en donde entre otros acuerdos se resolvió modificar las cláusulas séptima, vigesimosegunda y trigesimoprimera, así como adicionar las cláusulas decimosegunda-bis, decimoseptima-bis y vigesimoprimera-bis de los estatutos sociales de la sociedad.

        III.- Por póliza número cinco mil cuatrocientos noventa y dos, de fecha veintiocho de diciembre de dos mil uno, otorgada ante la fe del suscrito Corredor Público, cuyo primer original quedó inscrito en el Registro Público de Comercio del Distrito Federal, bajo los Folios Mercantiles números ciento treinta y ocho mil sesenta y siete, doscientos sesenta y siete mil seiscientos ochenta y siete, doscientos siete mil cuatrocientos setenta y nueve, y ciento noventa y siete mil ochocientos cincuenta y cinco, el día diez de enero de dos mil dos, se formalizaron las actas de Asambleas Generales Extraordinarias de Accionistas celebradas el día diecisiete de diciembre de dos mil uno, por las sociedades denominadas "SERVICIOS DE INSPECCION Y MANTENIMIENTO DE CONTENEDORES (SERIMAC)", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, como sociedad FUSIONANTE con "SERVICIOS ESPECIALES PARA EL TRANSPORTE DE EQUIPO", SOCIEDAD ANONIMA DE CAPITAL VARIABLE; "CENTRO LOGISTICO MEXICANO", SOCIEDAD ANONIMA DE CAPITAL VARIABLE y "TMM LOGISTICS", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, como sociedades FUSIONADAS, así como entre otros acuerdos se aprobó reformar las cláusulas tercera y séptima de los estatutos sociales de la sociedad.

        IV.- Mediante póliza número cinco mil quinientos dieciocho, de fecha once de enero de dos mil dos, otorgada ante la fe del suscrito Corredor Público, cuyo primer original quedó inscrito en el

Registro Público de Comercio del Distrito Federal, bajo el Folio Mercantil número ciento treinta y ocho mil sesenta y siete, con fecha veintitrés de enero de dos mil dos, se formalizó el acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "SERVICIOS DE INSPECCION Y MANTENIMIENTO DE CONTENEDORES (SERIMAC)", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el día dos de enero de dos mil dos, en donde entre otros acuerdos se aprobó el cambio de denominación de la sociedad por el de "TMM LOGISTICS", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, y reformándose en consecuencia la cláusula segunda de los estatutos sociales de la sociedad.

        V.- Mediante póliza número ocho mil cuatrocientos cuarenta y seis, de fecha diecinueve de noviembre de dos mil tres, otorgada ante la fe del suscrito Corredor Público, cuyo primer original quedó inscrito en el Registro Público de Comercio de esta ciudad, bajo el Folio Mercantil número ciento treinta y ocho mil sesenta y siete, con fecha quince de diciembre de dos mil tres, por la cual se formalizó el Acta de Asamblea General Extraordinaria de Accionistas de la sociedad denominada "TMM LOGISTICS", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, en la que entre otros acuerdos se resolvió fusionar a la sociedad en su carácter de fusionante con las sociedades "COMERCIALIZADORA INTERNACIONAL DE CARGA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE e "INMOBILIARIA DOGUSA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, como sociedades fusionadas.

        A continuación transcribo el texto de los Estatutos Sociales vigentes de "TMM LOGISTICS", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, los cuales son del tenor literal siguiente:

ESTATUTOS SOCIALES DE
TMM LOGISTICS, S.A. DE C.V.
CLAUSULAS

        DENOMINACION, OBJETO, DOMICILIO Y DURACION DE LA SOCIEDAD.

        PRIMERA.- Los otorgantes constituyen una sociedad anónima de capital variable de conformidad con las leyes de los Estados Unidos Mexicanos, y por lo mismo la nacionalidad de esta sociedad será mexicana.

        SEGUNDA.- La sociedad se denominará "TMM LOGISTICS". Esta denominación irá seguida de las palabras SOCIEDAD ANONIMA DE CAPITAL VARIABLE o de sus abreviaturas S.A. de C.V.

        TERCERA.- La Sociedad tiene por objeto:

          1.     Construcción, reparación, servicio, mantenimiento y reacondicionamiento de todo tipo de contenedores y plataformas, tanto en la República Mexicana como en el Extranjero, por cuenta propia o ajena.

          2.     Construcción, reparación, instalación, servicio, mantenimiento y reacondicionamiento de todo tipo de contenedores y plataformas, talleres, bodegas y corralones para la reparación, prestación de servicios y mantenimiento, depósito de reparación; así como el depósito de vehículos automotores de bajo y alto tonelaje y de sus respectivos equipos y contenedores, y demás servicios que le sean conexos, tanto en la República Mexicana como en el extranjero, por cuenta propia o ajena.

          3.     Prestar todo tipo de servicios a terceras personas, incluyendo en forma enunciativa más no limitativa, servicios de asistencia técnica y de administración, servicios de consultoría para el establecimiento de sistemas administrativos, de comercialización, de logística, financieros, contables y de control, así como cualquier otro servicio tendiente al mejoramiento de las operaciones y rendimiento de empresas mercantiles.

          4.     La explotación del servicio público de autotransporte federal de carga en general, así como la transportación especializada en materiales y residuos peligrosos en rutas y tramos de jurisdicción federal o local, mediante los permisos y concesiones que para tal efecto otorgue a la Sociedad la Secretaría de Comunicaciones y Transportes.

          5.     Servicios de contenedores de todo tipo, plataformas y vehículos automotores de bajo y alto tonelaje, así como sus respectivos equipos y demás servicios que le sean anexos y conexos; tanto en la República Mexicana como en el extranjero, por cuenta propia o de terceros.

          6.     Consolidar, desconsolidar y almacenar mercancía objeto de transporte mediante contenedor o cualquier otro movimiento que sea factible para hacer maniobras para su carga y descarga en función de las obras e instalaciones existentes.

          7.     El establecimiento y la explotación de almacenes, bodegas, fábricas, plantas, oficinas y cualquiera otra instalación necesaria para su objeto social.

          8.     Proporcionar los servicios propios de una terminal interior de carga, tales como: Carga y descarga de trenes y camiones, almacenamiento, acarreo dentro de la terminal, consolidación y desconsolidación de cargas, integración de trenes unitarios con equipo propio o arrendado y, vigilancia y custodia de mercancía.

          9.     Proporcionar servicios complementarios en una terminal interior de carga como son: operación multimodal, trámites fiscales y aduanales, reparación y mantenimiento de contenedores, servicios fitosanitarios y, los demás que se consideren convenientes.

          10.   Recibir partes para el ensamble de vehículos automotores y distribuirlos internamente en plantas de producción de automóviles y otras plantas afines, así como actividades complementarias.

          11.   El manejo y embarque de vehículos automotores y actividades complementarias desde el final de la línea de ensamble en plantas de producción de automóviles hasta el medio de transporte definitivo.

          12.   Asesoría relacionada con las actividades mencionadas en los incisos anteriores.

          13.   Gestionar y obtener toda clase de permisos, autorizaciones y concesiones de autoridades federales o locales y adquirirlos y traspasarlos en forma que estime pertinente y que sean necesarios para la mejor realización de su objeto social.

          14.   Practicar el comercio de todo tipo de bienes.

          15.   Realizar el comercio de importación y exportación.

          16.   La prestación de todo tipo de servicios y el ejercicio del comercio interior y exterior de toda clase de maquinaria, equipo y refacciones para la industria del autotransporte terrestre en general; así como de las unidades completas y contenedores, ya sea de manufactura nacional o extranjera, la construcción, reparación, servicio, mantenimiento y reacondicionamiento de todo tipo de contenedores, plataformas y vehículos automotores.

          17.   Instalar y mantener sistemas de comunicación por radio, telégrafo, teléfono o cualquier otro medio para el uso de los negocios sociales.

          18.   Celebrar contratos o convenios, a nombre propio o por cuenta de terceros con empresas nacionales o extranjeras, del sector público o privado, con fines industriales, comerciales, de transporte o de servicios; el suministro de todo tipo de asesorías o la prestación de servicios; ya sea de tipo administrativo, contable, fiscal, legal, financiero, operativo y técnico, de recursos humanos, de procesamiento y control de datos en general, todo tipo de actos que se requieran para el buen funcionamiento y control de las empresas solicitantes.

          19.   Celebrar toda clase de contratos de sociedad o asociación, convenios y en general, ejecutar los actos y firmar los documentos que sean necesarios con personas físicas o morales, nacionales o extranjeras, para realizar los fines sociales.

          20.   Obtener los créditos que pudieran ser necesarios para la consecución del objeto social sin limitación en lo que respecta a cantidades, así como garantizar créditos y otras obligaciones de sus filiales, subsidiarias o cualquier tercero, y constituirse fiadora de los mismos créditos y obligaciones.

          21.   Importar, exportar, fabricar y representar maquinaria, equipo, refacciones de tipo mecánico electrónico o eléctrico, necesarios para la prestación de servicios y asesorías, contables, financieras, fiscales, legales, administrativos, a empresas nacionales o extranjeras del sector público o privado.

          22.   Proporcionar personal de cualquier clase a todo tipo de empresas del sector público o privado, nacionales o extranjeras del ramo industrial, comercial o de servicios.

          23.   Elaborar contratos de fideicomiso y de asociación en participación necesarios para la realización y logro de los fines sociales de la Sociedad.

          24.   Comprar, vender, importar, exportar y en cualquier forma adquirir por cuenta propia o ajena toda clase de vehículos de transporte para carga y pasajeros en general; así como motores, refacciones, combustibles, lubricantes y demás equipo necesario e indispensable para el mantenimiento y conservación de vehículos terrestres en general.

          25.   Contratar por cuenta propia o de terceros, los seguros, fianzas o cualquiera otros contratos de garantía que sean necesarios o convenientes.

          26.   Adquirir en propiedad, tomar en arrendamiento, poseer y administrar los bienes muebles o inmuebles que permitan las leyes de la República Mexicana o de otros países, que sean necesarios para los fines anteriores.

          27.   Actuar como comisionista o consignataria, representante de sociedades nacionales o extranjeras y en general la realización de toda clase de actos de comisión mercantil.

          28.   Adquirir por cualquier título permitido por la Ley, poseer, comprar y vender, suscribir, ceder, endosar, pignorar, y en general negociar con acciones, valores, porciones o participaciones sociales, certificados, bonos, cédulas y toda clase de títulos de crédito suscritos o emitidos por empresas, organismos, instituciones públicas o privadas, nacionales o extranjeras, sean ellas comerciales, industriales o de otra naturaleza, sin que ello implique la intermediación en los mercados financieros mediante los cuales obtenga recursos del público destinados a su colocación lucrativa, ya sea por cuenta propia o ajena, ni ubicarse dentro de los supuestos del artículo cuarto de la Ley del Mercado de Valores.

          29.   La obtención y aprovechamiento por cualquier título legal de toda clase de concesiones, permisos, licencias, autorizaciones, patentes, marcas, fórmulas, sistemas y procesos de manufacturas, nombres y avisos comerciales, inventos, derechos literarios, propiedad de mexicanos o extranjeros, así como concesionar o sub-concesionar cualquier marca, nombres comerciales, patentes, fórmulas, sistemas y procesos que pueda poseer o a que tengan derecho, en favor de terceras personas que sean convenientes o útiles para el desarrollo de los objetos sociales.

          30.   Obtener y otorgar préstamos, suscribir o emitir toda clase de títulos de crédito, otorgar garantías reales o personales, otorgar préstamos a las sociedades mercantiles o civiles en las que tenga interés o participación mayoritaria o que pueda ejercer la facultad de designar la mayoría de los órganos administrativos, otorgamiento de avales, préstamos y financiamientos y la adquisición de pasivos, pudiendo ser éstos manejados en forma enunciativa mas no limitativa por medio de cuenta corriente o a través de esquema de arrendamiento financiero.

          31.   Girar títulos de crédito, aceptarlos, así como endosarlos en cualquier forma que sea, avalar o garantizar de cualquier manera el cumplimiento de las obligaciones a cargo de las subsidiarias en las que tenga participación mayoritaria, así como a cargo de las subsidiarias de éstas.

          32.   Celebrar todos los actos y contratos civiles, mercantiles o de cualquier otra naturaleza que sean necesarios para la realización o desarrollo de los fines sociales.

          33.   Establecer agencias o sucursales en el interior de la República Mexicana, o en el extranjero, sin que por éste solo hecho se considere cambiado el domicilio social.

          34.   Llevar a cabo investigaciones científicas para desarrollo tecnológico o investigaciones profesionales en las materias que requieran las empresas a las que la Sociedad prestare servicios o que la propia Sociedad considere convenientes ya sea directamente o por medio de instituciones especializadas en el país o en el extranjero, o mediante asociación con institutos, universidades, empresas o instituciones especializadas.

          35.   Proporcionar servicios relativos a la implantación y desarrollo de programas, procedimientos e incentivos tendientes a promover la eficiencia y permanencia de personal y empleados.

          36.   Recibir y ejercitar los poderes o mandatos que le otorgaren las empresas a las que prestare servicios; y delegar a los funcionarios y empleados de la Sociedad el ejercicio de dichos poderes o mandatos.

          37.   En general, llevar al cabo cuantos actos, agencias y diligencias se requieran para la realización plena del objeto social.

        CUARTA.- El domicilio social será la ciudad de México, Distrito Federal, pudiendo establecer agencias, sucursales y oficinas en cualquier otro lugar, dentro o fuera de la República Mexicana o bien fijar domicilios convencionales sin que este hecho se considere como cambio de domicilio social.

        QUINTA.- La duración de la sociedad será de NOVENTA Y NUEVE AÑOS, que se contarán a partir de la fecha de firma de esta escritura y concluirán el día doce de julio del año dos mil ochenta y nueve.

DEL CAPITAL SOCIAL Y DE LAS ACCIONES.

        SEXTA.- Esta sociedad no admitirá directa ni indirectamente como socios o accionistas a inversionistas extranjeros y sociedades sin cláusula de exclusión de extranjeros ni tampoco reconocerá en absoluto derechos de socios o accionistas a los mismos inversionistas y sociedades.

        SEPTIMA.- El capital social es variable. El mínimo fijo sin derecho a retiro asciende a $500,000.00 (QUINIENTOS MIL PESOS 00/100 M.N.), representado por 500 (QUINIENTAS) acciones Clase I, ordinarias, nominativas y sin expresión de valor nominal. El capital variable es ilimitado y sus acciones estarán representadas por acciones Clase II, ordinarias, nominativas y sin expresión de valor nominal. El capital social de la Sociedad tanto el fijo como el variable deberá estar suscrito por mexicanos o sociedades mexicanas con cláusula de exclusión de extranjeros.

        OCTAVA.- Las acciones se dividirán en clases como sigue:

          La Clase "1" representará el capital mínimo fijo no sujeto a retiro; y

          La Clase "2" en adelante corresponderá a los aumentos de capital en la parte variable.

        Las acciones de todas las clases tendrán el mismo valor, se distinguirán por su color y conferirán e impondrán iguales derechos y obligaciones.

        Deberán contener las menciones a que se refiere el artículo ciento veinticinco de la Ley General de Sociedades Mercantiles, así como el convenio establecido en la cláusula sexta anterior y llevarán adheridos cupones numerados progresivamente en los términos que determine el consejo de administración.

        Los títulos definitivos de las acciones y los certificados provisionales de las mismas, serán firmados por dos consejeros designados al efecto por el consejo de administración y a falta de disposición expresa del consejo, deberán ser suscritos por el presidente y por el secretario del mismo organismo.

        La propiedad de las acciones se trasmitirá mediante endoso que se haga constar en el mismo título o bien, por cualquier otro medio legal de trasmisión de la propiedad, debiendo registrarse el traspaso en el libro de registro de acciones que al efecto llevará la sociedad, sin cuyo requisito esta última no reconocerá el traspaso.

        Los títulos ampararán una o varias acciones.

        NOVENA.- Los aumentos de la parte variable del capital social se efectuarán por resoluciones de la asamblea general ordinaria de accionistas. No podrá decretarse ningún aumento antes de que estén íntegramente pagadas las acciones emitidas con anterioridad.

        Al tomarse los acuerdos respectivos, la asamblea de accionistas que decrete el aumento o cualquier asamblea posterior, fijará los términos y bases en que deba llevarse a cabo el aumento, en la inteligencia de que los accionistas tendrán en proporción al número de acciones de que sean propietarios, derecho de preferencia para suscribir las nuevas acciones.

        Este derecho de preferencia puede ser renunciado y el mismo deberá ejercitarse dentro de los quince días que sigan a la fecha en que el consejo de administración notifique a los accionistas por medio de publicación en el Diario Oficial de la Federación o de cualquier otra manera, lo relativo a la aprobación del aumento del capital social.

        Si en la asamblea hubiere estado representada la totalidad del capital social, el plazo de quince días empezará a contarse a partir de la fecha de celebración de la asamblea y los accionistas se considerarán notificados del acuerdo en dicho momento, por lo que no será necesaria su publicación.

        Los aumentos de capital podrán efectuarse mediante capitalización de reservas o utilidades o mediante pago en efectivo o en especie, según lo acuerde la asamblea de accionistas respectiva.

        En los aumentos por capitalización de reservas o utilidades todas las acciones ordinarias tendrán derecho a la parte proporcional que les correspondiere en las mismas.

        DECIMA.- Las disminuciones del capital social de la parte variable se harán por resolución de la asamblea general ordinaria de accionistas, para absorber pérdidas o para reembolso a los accionistas.

        Las disminuciones de capital para absorber pérdidas, se efectuarán mediante la reducción del valor nominal de todas las acciones en circulación de las clases en que esté dividido el capital social en su parte variable.

        En caso de disminución de capital por reembolso a los accionistas, las acciones que se amortizarán primeramente serán las acciones representativas del capital variable. Si el número total de acciones representativas del capital variable no es suficiente para absorber totalmente el monto de la disminución de capital, se amortizarán acciones representativas del capital mínimo fijo de la sociedad es el número que se requiera para completar la disminución del capital decretado. El acuerdo de la asamblea general extraordinaria que hubiere resuelto la disminución del capital social fijo, se publicará por tres veces en el periódico oficial del domicilio social, con intervalos de diez días y los accionistas tendrán derecho a amortizar sus acciones en proporción a la disminución del capital decretado, dentro de los quince días siguientes al de la fecha de la última publicación del acuerdo respectivo.

        Todo aumento o disminución del capital social se inscribirá en un libro de registro que la sociedad llevará para estos casos.

DE LAS ASAMBLEAS GENERALES DE ACCIONISTAS.

        DECIMOPRIMERA.- 1.- La asamblea general ordinaria se reunirá cuando menos una vez al año, en el domicilio de la sociedad, en la fecha que fije el consejo de administración, dentro de los cuatro meses que sigan a la clausura del ejercicio social. Además de los asuntos incluidos en el orden del día, la asamblea ordinaria anual conocerá y se ocupará de la discusión, aprobación o modificación del informe de los administradores así como el de los comisarios a que se refieren los artículos ciento setenta y dos y ciento sesenta y seis fracción cuatro romano, de la Ley General de Sociedades Mercantiles del ejercicio inmediato anterior.

        2.-    Las asambleas extraordinarias podrán reunirse en cualquier tiempo, también en el domicilio de la sociedad.

        DECIMOSEGUNDA.- Las convocatorias para las asambleas generales deberán hacerse mediante un aviso que se publicará por una sola vez en el periódico oficial de la entidad del domicilio de la sociedad y en uno de los periódicos de mayor circulación en dicho domicilio, cuando menos con quince días de anticipación entre la fecha de publicación y el día señalado para la celebración de la asamblea, cuando se trate de primera convocatoria para ordinaria que tenga entre sus objetos la discusión y aprobación o modificación del informe de los administradores a que se refiere el artículo ciento setenta y dos de la Ley General de Sociedades Mercantiles y cinco días por lo menos, en todos los demás casos.

        La convocatoria deberá contener el orden del día y será firmada por quien la haga. Toda resolución tomada con infracción de lo que dispone esta cláusula, será nula salvo que en el momento de la votación haya estado representada la totalidad de las acciones.

        DECIMOSEGUNDA-BIS.- Las asambleas podrán celebrarse válidamente sin convocatoria previa, si todas las acciones en circulación se encontraren representadas en ellas al momento de las votaciones.

        DECIMOTERCERA.- Para que los accionistas de la sociedad tengan derecho de asistir a las asambleas generales, deberán depositar sus acciones en cualquier institución de crédito, cuando menos con dos días de anticipación al señalado para la asamblea, ya sea en la República Mexicana o en el extranjero, en los lugares que se señalen en la convocatoria respectiva.

        Tratándose de asambleas en las que, por estar representadas todas las acciones puedan tomar resoluciones sin necesidad de convocatoria previa, el depósito de las acciones deberá hacerse en cualquier momento antes de la celebración de la asamblea. Las acciones depositadas no se devolverán sino después de celebrada la asamblea.

        Cuando las acciones fueren depositadas en oficinas ubicadas fuera del domicilio de la sociedad, las instituciones que las recibieren deberán dar aviso a la sociedad por correo o por la vía cablegráfica o telegráfica, del nombre del depositante, del número de acciones depositadas y del día en que se constituyó el depósito.

        Los accionistas que hayan depositado sus acciones en los términos que establece esta cláusula, recibirán de la compañía una tarjeta de admisión que expresará el nombre del depositante y el número de acciones que ha depositado, y servirá en la asamblea para comprobar el carácter de accionistas de los concurrentes y el número de votos a que tienen derecho.

        Los accionistas no necesitarán probar su derecho de asistencia a la Asamblea mediante el depósito mencionado, respecto de las acciones que estén inscritas a su nombre en el libro de Registro de Acciones.

        DECIMOCUARTA.- Los accionistas pueden asistir a las asambleas generales personalmente o por medio de apoderado, bastando en este último caso que el mandato se otorgue en escrito privado.

        DECIMOQUINTA.- Para que la asamblea general ordinaria de accionistas pueda celebrarse válidamente en virtud de primera convocatoria, deberá estar representado en ella, por lo menos, la mitad del capital social. Para que la asamblea general extraordinaria pueda celebrarse válidamente en virtud de primera convocatoria, deberán estar representadas en ella, cuando menos, tres cuartas partes del capital social.

        DECIMOSEXTA.- Si la asamblea general ordinaria se reuniere en virtud de segunda convocatoria, funcionará válidamente con los accionistas que concurran, cualquiera que sea el número de acciones que representen y cualquiera que sea la naturaleza de las resoluciones que hayan de tomarse. Para que la asamblea general extraordinaria pueda celebrarse válidamente en virtud de segunda convocatoria deberá estar representada en ella, cuando menos, el cincuenta por ciento del capital social.

        DECIMOSEPTIMA.- Las resoluciones de la asamblea general ordinaria se tomarán por mayoría de votos computables en la asamblea y contándose un voto por cada acción. Las decisiones de las asambleas generales extraordinarias deberán tomarse por el voto favorable de acciones que representen por lo menos, el cincuenta por ciento del capital social.

        DECIMOSEPTIMA-BIS.- Las resoluciones tomadas fuera de asamblea por unanimidad de los accionistas que representen la totalidad de las acciones con derecho a voto, tendrán para todos los efectos legales, la misma validez que si hubieren sido adoptadas en reunión formal de la asamblea general, siempre que las resoluciones adoptadas se confirmen por escrito.

        DECIMOCTAVA.- En las asambleas generales las votaciones serán económicas, a menos que alguno de los asistentes pida que sean nominales.

        DECIMONOVENA.- Las asambleas generales serán presididas por el presidente del consejo de administración, en su defecto por el miembro del consejo que designe la asamblea y a falta de consejeros presentes en la asamblea, por el accionista que fuere designado por la misma. Actuará como secretario el del consejo o a falta del mismo, la persona que designe quien presida la asamblea. El presidente designará escrutadores a dos de los asistentes.

DE LA ADMINISTRACION DE LA SOCIEDAD.

        VIGESIMA.- La sociedad será administrada por un consejo de administración que será integrado por los miembros propietarios que designe la asamblea en número no menor de tres, con las designaciones de presidente, secretario, tesorero y vocales, pudiendo designar el número de consejeros suplentes que se crea necesario.

        Los miembros del consejo de administración podrán ser o no accionistas, pero siempre serán de nacionalidad mexicana, debiendo ser designados a mayoría de votos por la asamblea general ordinaria de accionistas y durando en funciones hasta en tanto no les sean revocados sus nombramientos y los nuevamente designados tomen posesión de sus cargos. La minoría de accionistas que represente un veinticinco por ciento del capital social, tendrá derecho a nombrar cuando menos un consejero.

        VIGESIMOPRIMERA.- El consejo de administración funcionará válidamente con la asistencia de la mitad más uno de sus miembros, tomándose sus resoluciones a mayoría de votos de todos los presentes y gozando el presidente, para el caso de empate de voto de calidad.

        Los consejeros suplentes cubrirán indistintamente las faltas temporales o absolutas de los propietarios.

        VIGESIMOPRIMERA-BIS.-Las resoluciones tomadas fuera de sesión del consejo de administración, por unanimidad de sus miembros, tendrán para todos los efectos legales, la misma validez que si hubieren sido adoptadas en reunión formal del mismo consejo, siempre que las resoluciones adoptadas se confirmen por escrito.

        VIGESIMOSEGUNDA.- Los miembros del consejo de administración y los gerentes no estarán obligados a prestar garantía para asegurar las responsabilidades que pudieran contraer en el desempeño de sus respectivos encargos, salvo que la asamblea de accionistas o el propio consejo de administración determine el otorgamiento de esa garantía en el acto de las designaciones correspondientes.

        VIGESIMOTERCERA.- El consejo de administración tendrá las facultades siguientes:

          a).-  Poder general para administrar los negocios y bienes de la sociedad, otorgar y suscribir todo género de garantías y avales y ejecutar los actos, celebrar los contratos, firmar los documentos y otorgar o suscribir los títulos de crédito que requiera esa administración.

          b).-  Poder general para ejercer los actos de dominio que permitan las leyes.

          c).-  Poder general para pleitos y cobranzas, con todas las facultades generales y las especiales que requieran cláusula especial conforme a la ley, inclusive para otorgar perdón, desistirse de toda clase de juicios, recursos y procedimientos en general, así como del juicio de amparo, para presentar denuncias y querellas de carácter penal y para constituirse en coadyuvante del Ministerio Público, poder que podrá ejercitar ante toda clase de personas y autoridades, judiciales y administrativas, civiles, penales y del trabajo, federales o locales, en juicio y fuera de él, con la mayor amplitud posible.

          d).-  Facultad para establecer sucursales y agencias de la sociedad y suprimirlas.

          e).-  Facultad para nombrar y remover al director general y a uno o varios directores, subdirectores, gerentes generales, subgerentes, gerentes especiales y en general funcionarios, factores, agentes y demás empleados de la sociedad, acordando los títulos que deban usar, jerarquías, las retribuciones que deban percibir y las garantías que deban prestar en la inteligencia de que los directores, subdirectores, gerentes y subgerentes serán siempre personas de nacionalidad mexicana.

          f).-   Facultad para otorgar y revocar poderes especiales y generales con todas las facultades que juzgue convenientes.

          g).-  Facultad para firmar toda clase de documentos, contratos y escrituras que se relacionen directa o indirectamente con los objetos de la sociedad.

          h).-  Facultad para ejecutar los acuerdos de la asamblea general de accionistas; e

          i).-   En general, podrá llevar a cabo todos los actos y contratos que fueren necesarios para el objeto de la sociedad y aquéllos que se les atribuyan en otras cláusulas de estos estatutos. El consejo de administración podrá delegar alguna o algunas de sus facultades en uno o varios consejeros, para que las ejerzan en los negocios y lugares que determine, firmar por medio de la persona o personas que al efecto designe de entre sus miembros toda clase de documentos, contratos y escrituras que se relacionen directa o indirectamente con los objetos de la sociedad; y en general nombrar de entre sus miembros uno o más delegados para la ejecución de actos concretos. A falta de designación especial, la representación corresponderá al presidente del consejo.

        VIGESIMOCUARTA.- El consejo de administración elegirá de entre sus miembros un presidente. Además nombrará un secretario, en el concepto de que este último podrá no ser miembro del consejo. Dicho secretario podrá ser removido en cualquier tiempo por el consejo de administración y sus faltas temporales o absolutas serán cubiertas por la persona que designe el mismo consejo.

        VIGESIMOQUINTA.- Las sesiones del consejo de administración serán ordinarias y extraordinarias. Las sesiones ordinarias se celebrarán periódicamente los días y horas que designare el consejo. Las sesiones extraordinarias se celebrarán cuando lo acuerde el presidente del consejo o lo pida alguno de los consejeros. En todo caso se dirigirá cita por escrito al domicilio de los consejeros.

        VIGESIMOSEXTA.- Las sesiones del consejo de administración serán presididas por el presidente, en su defecto por el vicepresidente y a falta de ambos, por el consejero que designe el mismo consejo en calidad de presidente interino.

        VIGESIMOSEPTIMA.- Las actas de las sesiones del consejo serán firmadas por el presidente y secretario que hayan actuado en la sesión.

        VIGESIMOCTAVA.- El secretario del consejo de administración queda facultado expresamente para expedir certificaciones y copias certificadas de las constancias de los libros de actas y registros de acciones de la sociedad.

DE LOS COMISARIOS.

        VIGESIMONOVENA.- La vigilancia de la sociedad estará a cargo de uno o más comisarios temporales y revocables quienes podrán ser socios o personas extrañas a la sociedad. La asamblea ordinaria de accionistas por mayoría de votos nombrará a los comisarios y a los suplentes respectivos. La minoría de accionistas que represente un veinticinco por ciento del capital social tendrá derecho a nombrar un comisario y el suplente respectivo.

        TRIGESIMA.- Los comisarios durarán en su encargo un año, y podrán ser reelectos una o más veces.

        TRIGESIMOPRIMERA.- Los Comisarios, no estarán obligados a prestar garantía para asegurar las responsabilidades que pudieran contraer en el desempeño de sus respectivos encargos, salvo que la asamblea de accionistas o el propio consejo de administración, determine el otorgamiento de esa garantía en el acto de las designaciones correspondientes.

DE LA DISTRIBUCION DE UTILIDADES Y PERDIDAS.

        TRIGESIMOSEGUNDA.- Los ejercicios sociales deberán contarse del primero de enero al treinta y uno de diciembre de cada año.

        Por excepción, el primer ejercicio será a partir de la fecha de firma de esta escritura y concluirá el treinta y uno de diciembre del año en curso.

        TRIGESIMOTERCERA.- Las utilidades que arroje la cuenta de pérdidas y ganancias, formulada al concluir cada ejercicio social, se distribuirán de la manera siguiente:

          a).-  Se separará un cinco por ciento para la constitución de un fondo de reserva, hasta que este fondo alcance un valor por lo menos igual a la quinta parte del capital social y dicho fondo deberá ser reconstituido de la misma manera cuando haya disminuido por cualquier motivo;

          b).-  Se separará la cantidad que corresponda como reparto de utilidades al personal de la sociedad, de conformidad con las leyes aplicables;

          c).-  Se separarán las cantidades que la asamblea señale para otros fondos de reserva, fondos de previsión y otros fines especiales; y

          d).-  El remanente será distribuido como dividendo entre los accionistas en proporción al número de sus acciones.

        TRIGESIMOCUARTA.- Las pérdidas se distribuirán por partes iguales entre las acciones suscritas y hasta el valor nominal de éstas.

        TRIGESIMOQUINTA.- Los otorgantes no se reservan participación alguna en las utilidades de la sociedad, por su carácter de fundadores.

        DE LA DISOLUCION Y LIQUIDACION DE LA SOCIEDAD.

        TRIGESIMOSEXTA.- Llegado el caso de disolución de la sociedad por otro motivo que el de quiebra por declaración judicial, la asamblea general de accionistas hará el nombramiento de uno o más liquidadores propietarios y uno o más suplentes, quienes tendrán las facultades y atribuciones que la misma asamblea les fije. Las vacantes temporales o definitivas de uno o más liquidadores propietarios, serán cubiertas por los suplentes designados, los cuales serán llamados en el orden de su nombramiento. Mientras dure la liquidación, los comisarios desempeñarán respecto de los liquidadores, la misma función que cumplen respecto de los administradores de la sociedad durante la vida normal de ésta y la asamblea general de accionistas se reunirá en sesión ordinaria en los mismos términos previstos para la vida normal de la sociedad y en sesión extraordinaria siempre que sea convocada por los liquidadores o por los comisarios."

YO, EL CORREDOR PUBLICO, CERTIFICO Y DOY FE:

        I.- Que lo inserto y relacionado concuerda fielmente con sus originales de referencia que tuve a la vista.

        II.- Que con fundamento en la fracción cuatro (romano) del artículo quince de la Ley Federal de Correduría Pública, el solicitante a mi juicio tiene capacidad legal, para contratar y obligarse, y lo orienté acerca del valor y consecuencias legales del presente acto, no encontrando en él manifestaciones evidentes de incapacidad natural y/o legal, y sin tener noticias de que se encuentre sujeto a interdicción.

        III.- Que el solicitante advertido de las penas en que incurren quienes declaran con falsedad ante Fedatario Público, por sus generales manifestó ser:

        JOSE MANUEL MUÑOZ ARTEAGA, mexicano, originario de México, Distrito Federal, lugar donde nació el día dos de noviembre de mil novecientos sesenta, casado, Abogado, con domicilio en Avenida de la Cúspide número cuatro mil setecientos cincuenta y cinco, Colonia Parques del Pedregal, Código Postal catorce mil diez, Delegación Tlalpan, en esta ciudad.

        IV.- Que con fundamento en el artículo treinta y dos, fracción seis (romano) del Reglamento de la Ley Federal de Correduría Pública, el compareciente no se identificó ante mí, en virtud de conocerlo personalmente.

        V.- Que para constancia levanté la presente acta el mismo día de su fecha.

        Expido la presente certificación para "TMM LOGISTICS", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, va en diecinueve páginas útiles.

FIRMAS:

        JOSE MANUEL MUÑOZ ARTEAGA        RUBRICA.

        JUAN MARTIN ALVAREZ MORENO, TITULAR DE LA CORREDURIA PUBLICA NUMERO CUARENTA Y SEIS DEL DISTRITO FEDERAL.

        RUBRICA.        EL SELLO DE AUTORIZAR.

        MEXICO, DISTRITO FEDERAL, A LOS VEINTITRES DIAS DEL MES DE DICIEMBRE DE DOS MIL TRES.

DOY FE.

JMAM'ag*

DOY FE.

POR: "TMM LOGISTICS", SOCIEDAD ANONIMA DE CAPITAL VARIABLE

JOSE MANUEL MUÑOZ ARTEAGA

JUAN MARTIN ALVAREZ MORENO TITULAR DE LA CORREDURIA PUBLICA NUMERO CUARENTA Y SEIS DEL DISTRITO FEDERAL

TMM LOGISTICS, S.A. DE C.V.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -BY-LAWS OF - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - - - - - - - - - - - - - - - - - - - - - TMM LOGISTICS, S.A. DE C.V. - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - - - - - - - - - - - - - - - - - - - - - - - - CLAUSES - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

CORPORATE NAME, CORPORATE PURPOSES, ADDRESS AND DURATION OF THE CORPORATION. - -

- - - - ONE.- Grantors hereby incorporate a sociedad anónima de capital variable (corporation) under the laws of the Mexican Republic, therefore it is of Mexican nationality. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - TWO.- The corporate name is “TMM LOGISTICS, to be followed by the words SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE or its abbreviation by initials S.A. DE C.V. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - THREE.- The corporate purposes of the Corporation are: - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - 1.The construction, repair, service, maintenance and reconditioning of all kind of containers and platforms either within Mexican Republic and abroad, by itself or through third parties. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - 2.The construction, repair, service, maintenance and reconditioning of all kind of containers and platforms, shops, storehouses and stockyards for the repair, rendering of services and maintenance, repair deposit; as well as low and high tone automotive vehicle deposit and their respective equipment and containers, and related services either within the Mexican Republic and abroad by itself or through third parties. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - 3.To render all kind of services to third parties, including without limitation technical assistance and administration services, consulting services for establishing administrative, commercialization, logistic, financial, accounting and control systems, as well as any other service for enhancement of operations and profits of business corporations. - - - - - - - - - - - - - - - - - - -

- - - - 4.The exploitation of federal auto transportation public service of general load, as well as specialized transportation of hazardous materials and wastes in routes and federal or local jurisdiction sections, through the permits and concessions granted to the Corporation by the Secretaría de Comunicaciones y Transportes (Ministry of Communications and Transportation) for such purposes.- - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - 5.Services of all type of containers, platforms and low and high ton automotive vehicles, and their respective equipment and other related services; either within the Mexican Republic and abroad, by itself or through third parties. - - - - - -

- - - - 6.Consolidate, deconsolidate and store merchandise subject matter of transportation in a container or any other feasible movement to carry out maneuvers for loading and unloading according to existing works and installations. - - - - -

- - - - 7.The establishment and exploitation of storehouses, warehouses, factories, plants, offices and any other facilities necessary to comply with its corporate purposes. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - 8.- To render services related to an interior loading terminal such as: Loading and unloading of trains and trucks, warehouse, hauling within the terminal, consolidation and deconsolidation of loadings, integration of unitary trains with own equipment or leased equipment and, surveillance and custody of merchandise. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - 9.To render complementary services in a loading interior terminal such as: multimodal operation, fiscal and custom formalities, repair and maintenance of containers, phytosanitary services and any other services deemed appropriate. - - - - - -

- - - - 10.To receive parts for assembly of automotive vehicles and distribute them internally in automotive production facilities and other related facilities, as well as complementary activities. - - - - - -  - - - - -

- - - - 11.- To manage and ship automotive vehicles and complementary activities from the end of assembly line in automotive production facilities, to final transportation jeans. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - 12.Counseling in the activities set forth in the preceding paragraphs. - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - 13.To apply for and obtain any kind of permits, authorizations and concessions from federal or local authorities and acquire and transfer same in the form it may deem it appropriate and necessary for a better compliance with its corporate purposes. - -

- - - - 14.To trade with all kind of property. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - 15.Importation and exportation activities. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - 16.To render all kind of services and carry out internal and foreign trade of all kind of machinery, equipment and spare parts for general terrestrial auto transportation; as well as complete units and containers, either of national or foreign manufacture, the construction, repair, service, maintenance and reconditioning of all kind of containers, platforms and automotive vehicles. -

- - - - 17.To install and maintain radio, telegraph, telephone communication systems, or any other means to comply with corporate purposes. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - 18.To enter into any agreements or contracts on its own behalf or on behalf of third parties, with national or foreign public or private companies, with industrial, commercial, transportation or service purposes; to render counseling services or other services either administrative, accounting, fiscal, legal, financial, operating and technical, human resources, general data processing and control services, required for a good operation and control of applicant companies. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - 19.To enter into any kind of agreements for the incorporation or association of corporations or associations, covenants and in general, to carry out any actions and sign any necessary documents with national or foreign individuals or corporations to comply with corporate purposes. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - 20.To obtain any loans necessary to comply with corporate purposes without any limitation as to the amounts, as well to guarantee loans and other liabilities of their branches, subsidiaries or third parties to act as guarantor of such loans and liabilities. - - -

- - - - 21.To grant, export, manufacture and represent machinery, equipment, mechanical, electronic or electric spare parts, necessary to render services and accounting, fiscal, legal, administrative counseling services to national or foreign public or private companies. -

- - - - 22. To provide the personnel of any kind for any type of companies of public, private or foreign service sector, national or in the industrial, commercial or service industry. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - 23. To prepare trust and joint venture agreements necessary to carry out and comply with the corporate purposes of the Corporation. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - 24.To purchase, sell, import, export and otherwise acquire by itself or through third parties any kind of transportation vehicles for loading and passengers in general; as well as motors, spare parts, fuel, lubricants and other equipment necessary and appropriate for the maintenance and preservation of terrestrial vehicles in general. - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - 25. To contract on its own behalf or on behalf of third parties, any insurances, bonds or any other security agreements as necessary or appropriate. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - 26. To own, lease, possess or administer real state and personal property as allowed by the laws of other countries, according to the requirements of such laws, necessary to comply with the above mentioned corporate purposes. - - - - - - - - -

- - - - 27. To act as commissioner or consignee, representative of national or foreign corporations and in general to carry out any commercial commission acts. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - 28. To acquire by any legal means, possess, purchase and sell, subscribe, assign, endorse, pledge and in general negotiate with shares, securities, portions or equity interests, certificates, bonus, debentures and all kind of negotiable instruments subscribed or issued by companies, organizations or public or private national or foreign institutions, whether they are of a commercial, industrial or other nature, without this to be deemed an intermediation in financial markets through which it may obtain resources from public destined to profitable placement, either on its own behalf or on behalf of third parties, without being subject to the provisions of article four of Stock Market Law. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - 29. To obtain and utilize by any legal means, all kind of concessions, permits, licenses, authorizations, patents, trademarks, trade names and slogans, inventions or literary rights to be used in the development of corporate purposes. - - - - - - -

- - - - 30. To obtain and grant borrowings, subscribe and issue all kind of negotiable instruments or act as guarantor of real estate or personal property security, and acquisition of assets that may be managed in a current account by jeans or by the financing leasing method. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - 31.To issue negotiable instruments, accept them, as well as to endorse same in any manner whatsoever, guarantee in any manner performance of obligations of subsidiaries where it may have majority equity interest, as well as against the subsidiaries of such companies. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - 32. To enter into any acts and civil, commercial or other agreements that may be necessary to carry out and comply with corporate purposes. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - 33. To establish agencies or branches within the Mexican Republic or abroad, without this to be deemed as the corporation change of corporate address. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - 34. To carry out scientific studies for technological developments or professional studies on any matters required by the companies to which the corporation renders services, or that the corporation itself deems appropriate either directly or through technological institutions and universities or companies or specialized institutions in the country or abroad, or in association with such institutions, universities or companies or specialized institutions. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - 35. To render services related to implementation and development of programs, procedures or incentives to promote efficiency and stay of personnel and employees. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - 36. To be granted and exercise any powers or mandates conferred upon by the companies to which it may render services; and delegate to its officers and employees the exercise of such powers or mandates. - - - - - - - - - - - - - - - - - - - - -

- - - - 37. In general, to enter into any agreements, carry out any acts and sign any documents necessary to fully comply with its corporate purposes. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - FOUR.- The corporate address is Mexico City, Federal District, but the corporation may

2

establish any branches, agencies or offices within or without the Mexican Republic, or designate addresses for notices, without this to be deemed as change of corporate address. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - FIVE.- The duration of the Corporation is for NINETY NINE YEARS from the execution date of this instrument to July eleven, two thousand eighty nine. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - CAPITAL STOCK AND SHARES. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - SIX.- The Corporation shall not admit directly or indirectly as members or shareholders any foreign investors and companies that do not include a foreign exclusion clause in their by-laws, and shall not acknowledge any member or shareholder rights of such investors or corporations. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - SEVEN.- The capital stock is variable. The minimum fixed non-withdrawal right capital is in the amount of FIVE HUNDRED THOUSAND MEXICAN PESOS (Mex$50,000.00) Mexican currency, represented by ONE HUNDRED (500) Class I common, registered shares no par value. Variable portion of capital stock is unlimited and its shares will be represented by Class II, Common registered shares no par value. Either the fixed and variable portion of total capital stock shall be subscribed by Mexican individuals or corporations, the latter must include a foreigner shareholder exclusion clause in their by-laws. - - - - - - - - - - - -

- - - - EIGHT.- The shares shall be divided in classes, as follows: - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - Class “1” to represent minimum fixed non-withdrawal right capital; and - - - - - - - - - - - - - - - - - - - - - - -

- - - - Class “2” and subsequent classes shall correspond to any increase to variable portion of capital stock. - - -

- - - - The shares of all classes shall have same value, will be distinguished by color and shall confer identical rights and obligations.- - - - - - The shares shall include the text referred to in article one hundred twenty five of the Ley General de Sociedades Mercantiles <General Business Corporations Law>, as well as the agreement referred to in article six above and shall contain progressively numbered coupons as the board of directors may determine. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - The certificates of shares and scrips shall be signed by sole administrator or any two directors designated by the board of directors for such purposes, in the absence of the express provision of the board, they shall be subscribed by the chairman and secretary of the board. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - Title of shares shall be transferred by endorsement of the certificate of share, or by any other legal transmission method, the transmission shall be registered in the shares registry of the Corporation, otherwise the Corporation will not acknowledge any transfer. - - - - The certificates will represent one or more shares. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - NINE.- Any increase to variable portion of capital stock shall be made by resolution of the general ordinary meeting of shareholders. No increase will be made without full payment of shares issued previously. - - - - - - - - - - - - - - - -

- - - - Upon prior resolutions, the meeting of shareholders that approves the increase, or any future meeting shall determine the terms and conditions to carry out the increase, provided that the shareholders shall, in proportion of the number of shares they hold, have the preemptive right to subscribe the new shares. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - This preemptive right may be waived and exercised within fifteen days following the date when the board of directors notifies the shareholders by a publication in the Official Gazette of the Federation or by any other means, the approval to increase the capital stock. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - If the meeting is represented by all shares of capital stock, the fifteen day-term shall be computed from the meeting date and the shareholders shall be deemed notified on the approval in such date, therefore no publication will be required.- - -

- - - - Any increase to capital stock shall be made by capitalization of reserves or profits, or by payment in cash or in kind, as the respective meeting of shareholders may determine.- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - In the event of any increase by capitalization of reserves or profits, all common shares shall have the right to the proportional portion of same.- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - TEN.- Any reduction to variable portion of capital stock shall be made by resolution of the general ordinary meeting of shareholders, in order for shareholders to borne any losses or receive payments.- - - - - - - - - - - - - - - - - - - - - - -

- - - - Any reduction to capital stock to borne any losses, shall be made by reduction to par value of all outstanding shares of the classes of variable portion of capital stock .- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - In the event of reduction to capital upon payment to shareholders, the first shares to be amortized will be the shares of variable portion of capital stock. If total number of shares of variable portion of capital stock is not sufficient to totally borne the reduction of capital stock, the shares of minimum fixed capital stock will be amortized in the number required to complete the reduction to capital stock so approved. The resolution of the general extraordinary meeting to reduce fixed capital stock will be published three times in the official gazette of corporate address every ten days and the shareholders

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shall have the right to amortize their shares in proportion of reduction to capital stock approved, within fifteen days following the date of last publication of the respective resolution. .- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - Any increase or reduction to capital stock shall be registered in the registry that the Corporation will keep for such purposes..- - - - - - - GENERAL MEETINGS OF SHAREHOLDERS. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - ELEVEN.- 1.- The General Ordinary Meeting shall be held at least once in a year at the corporate address, on the date fixed by the Board of Directors, the Chairman of the Board, the Statutory Auditor or the Secretary of the Board, within four months following the closing of fiscal year. Besides any business included in the Agenda, the annual Ordinary Meeting shall discuss, approve or amend the Managers’ report and Statutory Auditors’ reports referred to in articles one hundred seventy two and one hundred sixty six section IV of the General Business Corporation Law, of immediate prior fiscal year. - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - 2.- The Extraordinary Meetings may be held at any time also at the corporate address of the Corporation. - - - -

- - - - TWELVE.- The notice of General Meetings shall be published once in the Official Gazette of the state of corporate address of the Corporation and in one major circulation newspaper of such address, at least fifteen shall elapse between the publication date and the date fixed to hold the Meeting, in the event of original ordinary meeting to discuss, approve or amend the Managers’ report referred to in article one hundred seventy two of the General Business Corporations Law, and at least five days before in any other case. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - .- - - - - - - - - - - - - - - - - - - - - -

- - - - The notice of meeting shall contain the Agenda and will be signed by the individual who is calling the meeting. All resolutions adopted contravening the provisions of this Section shall be null and void, unless when at voting time all shares of capital stock are represented thereat. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - .- - - - - - - - - - - -

- - - - TWELVE-BIS.- The meetings may be held and deem valid without prior notice of meeting, if all outstanding shares are represented thereat at the vote time. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - THIRTEEN.- In order for shareholders to be entitled to attend the General Meetings they shall deliver their shares before a Credit Institution at least two days before the date fixed for the Meeting, either in the Mexican Republic or abroad, at the places designated in the respective notice of meeting. .- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - In the event of Meetings whereat all shares are represented and the resolutions may be adopted without prior notice of meeting, the shares shall be deposited at any time before the Meeting. Any shares deposited shall be only returned once the Meeting was held..- - - - - If the shares are deposited at any office located out of corporate address of the Corporation, the institutions that receive same shall notify the Corporation by mail, cable or telegraph, stating the name of depositor, number of shares deposited and deposit date.-

- - - - The shareholders who deposit their shares under the terms of this Clause shall receive from the Corporation an admittance card stating name of depositor and number of shares deposited, to be used in the Meeting to prove the shareholder status of those present and number of votes they are entitled to cast..- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - The shareholders do not need to prove their right to attend the meeting by making such deposit of the shares registered in their name in the Shares Registry. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - .- - - - -

- - - - FOURTEEN.- The shareholders may attend the meeting by a proxy designated in writing.

- - - - FIFTEEN.- An original General Ordinary Meeting of Shareholders shall be valid if at least fifty percent of capital stock is represented thereat.  An original General Extraordinary Meeting of Shareholders shall be valid if at least three fourths of capital stock is represented thereat. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - .- - - - - - - - - -

- - - - SIXTEEN.- In the event of any adjourned General Ordinary Meeting it will be valid whatever the number of shareholders present thereat, whatever the  number of shares represented thereat and whatever the nature of resolutions to be adopted.  In order for an adjourned General Extraordinary Meeting be valid, at least fifty percent of capital stock shall be represented thereat..- - -

- - - - SEVENTEEN.- The resolutions adopted at the General Ordinary Meeting shall be adopted by majority votes cast in the Meeting, considering one vote per share. The resolutions adopted in the General Extraordinary Meetings shall be adopted by affirmative vote of shares representing at least fifty percent of capital stock.- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - SEVENTEEN-BIS.- Any resolutions adopted without a meeting by unanimous vote of shareholders representing all voting shares, shall, for all legal effects, be valid as if passed in a General Meeting, provided that they shall be confirmed in writing. - - -

- - - - EIGHTEEN.- In the General Meetings the votes shall be on show-hands, unless any of those present demands a roll call voting. - - - - - NINETEEN.- The General Meetings shall be presided by the Chairman of the Board of Directors, in absence of such officer the General Meetings will be presided by any individual designated by unanimous vote of those present at the Meeting, the Chairman shall designate among

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those present a Secretary of the Meeting and examiners. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - .- - - - - - - - -

- - - - MANAGEMENT OF THE CORPORATION. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - TWENTY.- The business and affairs of the Corporation will be managed by the Board of Directors to be comprised of the regular members to be designated by the Meeting, in the number not less than three, as Chairman, Secretary and Directors, and the number of alternate members as they may deem necessary. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - The members of the Board of Directors need not to be shareholders, but must be of Mexican nationality, to be designated by majority votes of the General Ordinary Meeting of Shareholders, for a term to elapse until their successors are designated and qualified. The minority shareholders representing twenty five percent of capital stock shall be entitled to designate at least one director.

- - - - TWENTY ONE.- The meetings of the Board of Directors shall be valid if fifty percent plus one director is present thereat, and their resolutions will be adopted by majority vote of those present, but the Chairman shall have the casting vote to break a tie...- - - -

- - - - Alternate directors shall act in the temporary or definite absence of regular directors..- - - - - - - - - - - - - - - -

- - - - TWENTY ONE-BIS.- Any resolutions adopted without a meeting of the board of directors by unanimous vote of directors shall, for all legal effects, be valid as if passed in a meeting of the board, provided that they shall be confirmed in writing. - - - -

- - - - TWENTY TWO.- The members of the board of directors and managers are not obliged to grant a bond to guarantee faithful performance of their duties and responsibilities during their respective position, unless the meeting of shareholders or the board of directors may determine the granting of such bond at the time of the appointment of such officers. - - - - - - - - - - -

- - - - TWENTY THREE.- The powers of the Board of Directors will be as follows:.- - - - - - - - - - - - - - - - - - - -

- - - - a).- A general power of attorney for acts of administration for the business and property of the Corporation, to grant and subscribe all kind of security and guarantee and carry out any action, enter into agreements, sign documents and grant or subscribe negotiable instrument as the management may require..- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - b).- A general power of attorney for acts of domain in the form permitted by the laws..- - - - - - - - - - - - - -

- - - - c).- A general power of attorney for lawsuits and collections, with all general and special powers to be set forth under law, including the power to grant pardon, to withdraw from litigation, remedies and procedures in general, including the ‘amparo’ proceedings, file accusations and criminal complaints, and to act as a co-party of the Attorney General, such powers may be exercised before any individual and any federal or sate civil, criminal and labor authorities, with or without a civil action, as ample as possible. - - - - - d).- The power to establish branches and agencies of the Corporation and close them.- - - - - - - - - - - - - - -

- - - - e).- The power to designate and remove the chief executive officer and any one or more directors, assistant directors, general managers, special managers and any other officers, factors, agents and other employees of the corporation, and assign their title, hierarchy, contribution and bonds to be granted by same; provided that the directors, assistant directors, managers and assistant managers will be always of Mexican nationality.- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - f).- The power to grant special and general powers of attorney with all powers it may deem appropriate and revoke the powers granted. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - g).- The power to sign any kind of documents, agreements and instruments directly and indirectly related to the Corporation corporate purposes. - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - h).- The power to comply with the resolutions of the general meeting of shareholders; and,

- - - - i).- In general, it may carry out any acts and enter into any agreements necessary to comply with the corporate purposes of the Corporation, and any other duties under other clauses of these By-laws.  The Board of Directors may delegate any one or more powers to one or more directors to be exercised in the businesses and places as it may determine, to sign through any individual or individuals designated among its members for such purposes, any kind of documents, agreements and instruments directly or indirectly related to the corporate purposes of the Corporation; and in general to designate among its members any one or more representatives to carry out concrete acts. In absence of such special designation the Chairman of the Board shall act as such representative. - - - - - -

- - - - TWENTY FOUR.- The board of directors shall designate among its members a President, a Secretary, who need not to be a member of the Board. Such Secretary may be removed at any time by the board of directors and his or her temporary or definite absences shall be covered by the individual that the board may determine. - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - TWENTY FIVE.- The meetings of the board of directors will be ordinary and extraordinary.  The ordinary meetings shall be held periodically on the day and time as the Board may determine.  The extraordinary meetings shall be held whenever the Chairman of the Board or any director may demand so. In any case a notice of meeting shall be sent in writing to the address of directors. - - -

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- - - - TWENTY SIX.- The meetings of the board of directors shall be presided by the chairman, in the absence of such officer, by the vice chairman, in the absence of both officers, by the director that the Board may designate as interim chairman. - - - - - - - -

- - - - TWENTY SEVEN.- The minutes of the meetings of the board will be signed by the chairman and the secretary of the meeting. - - - - - TWENTY EIGHT.- The secretary of the board of directors of the corporation, if any, shall be expressly authorized to issue any certificates of book of minutes and shares registry of the corporation. - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - STATUTORY AUDITORS.- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - TWENTY NINE.- The surveillance of the corporation will be in charge of one or more temporary and revocable statutory auditors who may be shareholders or external individuals. The general ordinary meeting of shareholders shall by majority vote, designate the statutory auditor(s) and the respective alternates. The minority shareholders representing twenty five percent of capital stock shall have the right to designate a statutory auditor and his or her alternate.- - - - - - - - - - - - - - - - - - - - -

- - - - THIRTY.- The statutory auditors term will be one year who may be re-elected once or more times.- - - - -

- - - - THIRTY ONE.- Statutory auditors are not obliged to grant a bond to guarantee faithful performance of their duties and responsibilities during their respective position, unless the meeting of shareholders or the board of directors may determine the granting of such bond at the time of the appointment of such officers.- - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - PROFIT AND LOSS SHARING.- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - THIRTY TWO.- The fiscal year shall be from January one to December thirty one of each year.

- - - - Except for first fiscal year to be from the execution date of this instrument to December thirty one of this year..- - - - -

- - - - THIRTY THREE.- Profits from losses and gains account, determined upon ending of each fiscal shall, shall be distributed as follows:- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - a).- Five percent to be set apart to create the reserve fund, until such reserve is in the amount of at least equal to one fifth of capital stock, and such reserve shall be reconstituted in the same manner if reduced by any reason;- - - - - - - - -

- - - - b).- The amount corresponding to the Corporation workers’ profit sharing shall be set apart, under the terms of applicable laws;- - - - - c).- Any amounts as Meeting may determine to be applied to other reserve funds, prevision funds and other special purposes, shall be set apart; and- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - d).- The remaining shall be distributed as dividends to shareholders, in proportion of the number of shares they hold.- -

- - - - THIRTY FOUR.- The losses shall be shared in equal parts among the shares subscribed up to par value thereof.- - - - -

- - - - THIRTY FIVE.- Grantors do not retain for itself the right to profit sharing of the corporation in view of their capacity as incorporators.- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - DISSOLUTION AND LIQUIDATION OF THE CORPORATION.- - - - - - - - - - - - - - - - - - - - - - - - - -

- - - - THIRTY SIX.- In the event of dissolution of the Corporation, the General Meeting of Shareholders shall designate one or more liquidators and assistant liquidators, who shall be granted the powers and authorizations as the Meeting may determine.  Any temporary of definite vacancies of one or more regular liquidators shall be covered by the alternate liquidators, who shall be called in the order of their appointment. During the liquidation procedure, the Statutory Auditors shall have, as to liquidators, the same duties as to the Managers of the Corporation during ordinary course of business and the General Meeting of Shareholders shall hold an ordinary meeting under the terms provided for during the ordinary course of business of the corporation, and an extraordinary meeting provided that it is called by liquidators or Statutory Auditors.”- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

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QuickLinks

  Exhibit 3.20